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                                                              EXHIBIT 99 (23A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 10 to the registration statement on Form S-1 (the "Registration Statement") of our reports dated March 20, 1998 and February 20, 1998, relating to the financial statements of The Prudential Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership, respectively, which appear in such Prospectus. We also consent to the application of our report dated, February 20, 1998, to the Financial Statement Schedule of The Prudential Variable Contract Real Property Partnership for the year ended December 31, 1997 listed under item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Per Share Investment Income, Capital Changes and Selected Ratios" and "Experts" in the Prospectus.


PRICE WATERHOUSE LLP

New York, New York
April 3, 1998


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